AMERI-CAN
RAILWAY
SYSTEMS, INC.

                          APPOINTMENT LETTER
                                  FOR
                        VICE PRESIDENT AND CFO

Dear Mark Miziolek

Subject to the drafting and execution by us of a formal Employment Contract, I would like to take this opportunity to confirm the terms discussed and agreed upon with respect to your appointment as Vice President and Chief Financial Officer of the Company.

1.   Position

     You will be appointed as the Vice President and Chief Financial Officer of the Company.

2.   Term

     The appointment shall be for a term of twenty-four months commencing on the 20th day of May, 1998.

3.   Compensation

     a) A yearly salary of CDN. $72,000, payable CDN $6,000 monthly. This amount will be reviewed within 12 months of the starting date.

     b) You shall have 50,000 common shares of the Company issued to you when you commence your contract, and an option to purchase an additional 50,000 from the Treasury at an exercise price less than the fair market value of these shares at the date of grant as follows and only so long as you are the Vice President and Chief Financial Officer of the Company and the following performance criteria are achieved by the Company.

   I. Upon the expiration of six months from the commencement of your contract , twenty-five (25) percent of the optioned shares.

   II. Upon the expiration of twelve (12) months from the commencement of your contract twenty five (25) percent of the optioned shares provided that during the immediately preceding six (6) months the Company has completed the sale of forty (40) Crossing Systems.

   III. Upon the expiration of eighteen (18) months from the commencement of your contract, twenty five (25) percent of the optioned shares provided that during the immediately preceding six (6) months the Company has completed the sale of an additional seventy-five (75) Crossing Systems.


   IV. Upon the expiration of twenty-four (24) months from the commencement of your contract, twenty five (25) percent of the optioned shares provided that during the immediately preceding six
        (6) months the Company has completed the sale of an additional seventy-five (75) Crossing Systems.

     In the event of the termination of your contract prior to the expiration of any period mentioned above, an averaging provision shall be applied to determine your entitlement.

4.   Non competition

     The Contract will contain the usual provision prohibiting you from competing with the company anywhere in the world for a period of two (2) years from the expiry or termination of your services.

5.   Duties

     Your duties shall include:

     -    Developing reporting systems
     -    monitoring and advising of financial performance
     -    liaison with financial institutions and investors
     -    liaison with Auditors and other financial service providers
     -    Other duties as mutually agreed upon.

6.   Probationary Period

     The Company shall have the right to terminate your contract without notice or payment within six (6) months from the commencement date.

7.   Termination for any reason

     The Company shall have the right to terminate your contract at any time after the expiration of the probationary period upon payment to you of an amount equal to six (6) months salary, provided that should such termination take place at any time during the last six (6) months of the contract, the maximum which the Company shall be required to pay in lieu of notice shall be an amount equal to the number of months remaining in the unexpired term of the contract. The Company shall however provide a minimum of two months notice to such termination.

8.   Termination by Vice President and CFO

     The Vice President and CFO shall provide a minimum of one (1) month notice of his desire to terminate the contract.

Please sign this letter below to indicate you agreement with the above terms and we will proceed to discuss the remaining terms of your Contract and to have a draft Contract drawn up by our lawyers.



Yours truly


/s/ Sydney Harland

Sydney Harland
AMERI-CAN Railway Systems, Inc.



Agreed this 20th day of May, 1998




/s/ Mark P. Miziolek
_____________________________
     Mark P. Miziolek